SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Dated December 21, 2004

of

AGCO CORPORATION

A Delaware Corporation
IRS Employer Identification No. 58-1960019
SEC File Number 1-12930

4205 River Green Parkway
Duluth, Georgia 30096
(770) 813-9200

Item 5.02. Election of Directors

On December 20, 2004, AGCO Corporation (the “Company”) issued a press release announcing the election of George Benson, Ph.D. and Herman Cain to the Company’s Board of Directors. Mr. Benson was elected as a Class II Director with a term to expire at the annual meeting of stockholders in 2006, while Mr. Cain was elected as a Class I Director with a term to expire at the annual meeting of stockholders in 2005. Following their appointments, Messrs. Benson and Cain will serve, respectively, on the Company’s Governance and Audit Committees.

A copy of the Company’s press release announcing the Director elections is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by this reference.

Item 9.01. Exhibits

The following exhibit is filed with this report:

99.1 Press Release, dated December 20, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO CORPORATION

Date: December 21, 2004	By:	/s/ Andrew H. Beck

Andrew H. Beck Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release, dated December 20, 2004.